Exhibit 5.21

CONSENT OF OPTIRO PTY LTD.

The undersigned hereby consents to the use of their report(s), and the information derived therefrom, as well as the reference to their name, in each case where used or incorporated by reference in the Registration Statement on Form F-10 of IAMGOLD Corporation (File No. 333-190073).

OPTIRO PTY LTD.

/s/ Ian Glacken
By:	Ian Glacken
Title:	Director

Dated:	January 15, 2014